Exhibit 99.1

New Clinical Data for Zanidatamab in HER2+ /HR+ Metastatic Breast Cancer Presented Today at 2022 SABCS

•	Results show overall confirmed objective response rate (cORR) of 33%, disease control rate (DCR) of 92%, and median progression-free survival (mPFS) of 9.6 months

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Data support further investigation of zanidatamab in combination with palbociclib and fulvestrant as a potential chemotherapy-free therapeutic option for patients with HER2-positive metastatic breast cancer and the trial is ongoing

Vancouver, British Columbia (December 9, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today presented new clinical data for zanidatamab, the company’s investigational HER2-targeted bispecific antibody, in combination with palbociclib, a CDK4/6 inhibitor, and fulvestrant, a selective estrogen receptor degrader, in patients with heavily pretreated HER2-positive hormone-receptor positive metastatic breast cancer. The data were presented today in a spotlight poster session entitled Treatment of HER2-positive (HER2+) hormone-receptor positive (HR+) metastatic breast cancer (mBC) with the novel combination of zanidatamab, palbociclib, and fulvestrant during the San Antonio Breast Cancer Symposium (SABCS) taking place in San Antonio, Texas and virtually.

Clinical Data Highlights

The data presented at SABCS are from a clinical study of 45 patients with heavily pretreated HER2-positive HR-positive metastatic breast cancer who received zanidatamab in combination with palbociclib and fulvestrant. Patients had received prior regimens containing HER2-targeted agents including trastuzumab (100%), pertuzumab (80%), T-DM1 (98%), and other available options.

In 36 efficacy-evaluable patients, treatment with zanidatamab in combination with palbociclib and fulvestrant resulted in a cORR of 33% and DCR of 92%, and the majority of patients experienced a decrease in tumor size. The mPFS was 9.6 months with seven patients still on study at the time of data cutoff (August 31, 2022). The regimen was generally well-tolerated, with the majority of treatment-related adverse events considered mild to moderate in severity (Grade 1 or 2).

“Zanidatamab together with palbociclib and fulvestrant shows encouraging antitumor activity and a manageable tolerability profile in patients with HER2-positive hormone-receptor positive breast cancer that has progressed after treatment with multiple HER2-targeted agents,” said Neil Josephson, M.D., Chief Medical Officer at Zymeworks. “We are encouraged by the durability of disease control and median progression-free survival in this heavily pretreated patient population indicating that this regimen has the potential to be developed as a chemotherapy-free treatment option for these patients.”

The presentation is available to conference registrants on the SABCS conference website and is also available on the publications page of the Zymeworks website at https://www.zymeworks.com/publications.

Title: Treatment of HER2-positive (HER2+) hormone-receptor positive (HR+) metastatic breast cancer (mBC) with the novel combination of zanidatamab, palbociclib, and fulvestrant

Lead Author: Santiago Escrivá-de-Romani, MD, Vall d’Hebron Institute of Oncology (VHIO), Vall d’Hebron University Hospital; Barcelona, Spain

Program Number: PD18-10

About Zanidatamab

Zanidatamab is a bispecific antibody, based on Zymeworks’ Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding and removal of HER2 protein from the cell surface, and potent effector function leading to encouraging antitumor activity in patients. Zymeworks is developing zanidatamab in multiple Phase 1, Phase 2 and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks has entered into separate agreements with each of BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each of BeiGene and Jazz with exclusive rights to develop and commercialize zanidatamab throughout various counties around world.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, zanidatamab zovodotin (ZW49), is a novel bispecific HER2-targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to the potential therapeutic effects of zanidatamab and Zymeworks’ other product candidates; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; anticipated clinical data presentations; expectations regarding future regulatory filings and the timing thereof, the commercial potential of technology platforms and product candidates; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “anticipate”, “potential”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; the impact of new or changing laws and regulations; market conditions; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended September 30, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com